SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PEDIATRIX MEDICAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No Fee Required.

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MEDICAL GROUP

1301 CONCORD TERRACE

SUNRISE, FL 33355-2825

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on September 24, 2008.

The proxy statement is available at http://www.edocumentview.com/PDX.

You are receiving this communication because you hold shares in the above company,

and the material you should review before you cast your vote is now available.

Shareholder Meeting To Be Held on 09/24/08

Proxy Material Available: Notice and Proxy Statement

Proxy Material – View	How To View Material Via The Internet

You can choose to view the material Online.	Street name holders visit www.edocumentview.com/PDX Record holders visit www.envisionreports.com/PDX Follow the steps outlined on the secured website.

Meeting Information	Meeting Location and Directions

Meeting Type: Meeting Date: Meeting Time: For holders as of:	Special 09/24/08 10:00 A.M. 08/11/08	Crowne Plaza Sawgrass Mills Aurola Boardroom 13400 W. Sunrise Boulevard Sunrise, Florida 33323 For Meeting Directions Please Call: 954-384-0175

Voting Items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1.

1.	Proposal to approve the proposed Amended and Restated Pediatrix 1996 Non-Qualified Employee Stock Purchase Plan.

2.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

How To Vote

Street name holders: Follow the voting instructions on the Vote Instruction Form enclosed with this Notice.

Record holders: Follow the voting instructions on your proxy card.